SCHEDULE 14A INFORMATION
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SCHNITZER STEEL INDUSTRIES, INC.

December 27, 2005

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 30, 2006 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

Sincerely,

John D. Carter
President and Chief Executive Officer

SCHNITZER STEEL INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY 30, 2006

The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, on Monday, January 30, 2006 at 8 A.M., local time, for the following purposes:

(1)	To elect ten directors, each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

(2)	To approve proposed amendments to the 1993 Stock Incentive Plan; and

(3)	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 29, 2005 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

Richard C. Josephson
Secretary

Portland, Oregon
December 27, 2005

SCHNITZER STEEL INDUSTRIES, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Richard C. Josephson, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 27, 2005.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is November 29, 2005. At the close of business on November 29, 2005, 22,493,105 shares of Class A Common Stock (Class A), par value $1.00 per share, and 7,985,366 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 2005 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

Name of Beneficial Owner or Number of Persons in Group	Class A Shares Beneficially Owned (1)		Class B Shares Beneficially Owned (1)
	Number	Percent	Number	Percent
Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust)			7,115,171	89.1%
Marilyn S. Easly (2)			593,882	7.4%
Carol S. Lewis (2)	13,500(4)	*	517,049	6.5%
Scott Lewis	117,045(5)	*
MANUEL SCHNITZER FAMILY GROUP, Carol S. Lewis, Trustee (3)			1,546,633	19.4%
Dori Schnitzer (2)	9,000(6)	*	847,419	10.6%
Susan Schnitzer (2)			663,057	8.3%
Jean S. Reynolds (2)	14,800(5)	*	533,793	6.7%
MORRIS SCHNITZER FAMILY GROUP, Dori Schnitzer, Trustee (3)			1,802,175	22.6%
Gilbert and Thelma S. Schnitzer (2)			882,222	11.0%
Kenneth M. and Deborah S. Novack (2)	900(7)	*	311,031	3.9%
Gary Schnitzer and Sandra Wilder (2)	42,146(8)	*	1,920	*
GILBERT SCHNITZER FAMILY GROUP, Gary Schnitzer, Trustee (3)			1,251,826	15.7%
Robert W. and Rita S. Philip (2)	252,627(9)	1.1%	489,884	6.1%
Jill Schnitzer Edelson (2)	300	*	358,159	4.5%
Mardi S. Schnitzer (2)	1,800	*	441,173	5.5%
Dina S. Meier (2)	4,275	*	413,692	5.2%
LEONARD SCHNITZER FAMILY GROUP, Rita S. Philip, Trustee (3)			2,514,537	31.5%
Royce & Associates LLC (14)	3,220,400(10)	14.3%
Krevlin Advisors LLC (15)	1,485,000(10)	6.6%
Robert S. Ball	15,900(5)	*
William A. Furman	12,259(5)	*
Ralph R. Shaw	12,900(5)	*
John D. Carter
Barry A. Rosen	75,424(11)	*
Kurt C. Zetzsche	300	*
Jay Robinovitz	11,525(12)	*
Kelly E. Lang	16,525(13)	*
All directors and executive officers as a group (12 persons) (2)	244,300(16)	1.1%	1,204,903	15.1%

*	Less than 1%
(1)
Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian or through another family entity. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.

(2)
Except as described below, Class B shares owned by these shareholders are subject to the Schnitzer Trust and represented by voting trust certificates beneficially owned by the shareholders. Class B shares beneficially owned that are not subject to the Schnitzer Trust are as follows:

Marilyn S. Easly	63,465
Carol S. Lewis	30,000
Dori Schnitzer	112,500
Susan Schnitzer	112,500
Jean S. Reynolds	75,000
Jill Schnitzer Edelson	45,000
Mardi S. Schnitzer	45,000
Dina S. Meier	45,000
(3)
Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust owned by members of the family group. The trustee for each family group has certain voting powers with respect to the family group's shares as described below under “Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement.”

(4)	Includes 9,000 shares subject to options exercisable prior to October 30, 2005.
(5)	Includes 900 shares subject to options exercisable prior to October 30, 2005.
(6)	Consists of 9,000 shares subject to options exercisable prior to October 30, 2005.
(7)	Consists of 900 shares subject to options exercisable prior to October 30, 2005.
(8)	Includes 38,246 shares subject to options exercisable prior to October 30, 2005.
(9)	Includes 252,477 shares subject to options exercisable prior to October 30, 2005.
(10)	Beneficial ownership as of November 21, 2005 as reported by the investment manager on Form 13F. Data was obtained from information published by the Nasdaq Stock Market, Inc.
(11)	Includes 75,079 shares subject to options exercisable prior to October 30, 2005.
(12)	Consists of 11,525 shares subject to options exercisable prior to October 30, 2005.
(13)	Consists of 16,525 shares subject to options exercisable prior to October 30, 2005.
(14)	Royce & Associates, LLC, 1414 Avenue of the Americas, 9th Floor, New York, NY 10019-2578
(15)	Krevlin Advisors LLC, 598 Madison Avenue, 12th Floor, New York, NY 10022-1603
(16)	Includes 71,696 shares subject to options exercisable prior to October 30, 2005.

Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement

Voting Trust Provisions. Pursuant to the terms of the Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated March 26, 2001 (the Schnitzer Trust Agreement), the beneficial owners of over 80% of the outstanding shares of Class B Common Stock have made their shares subject to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of the trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders, (c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and (e) dissolution of the Company. The Schnitzer Trust will terminate on March 26, 2011 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

Provisions Restricting Transfer. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement contains transfer restrictions binding on both holders of voting trust certificates and holders of shares of Class B Common Stock distributed from the Schnitzer Trust, unless such restrictions are waived by the trustees. The Schnitzer Trust Agreement prohibits shareholders who are subject thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock, which will then be distributed to the holder free from restrictions under the agreement. Similarly, a holder of Class B Common Stock subject to the transfer restrictions is permitted to sell or make a charitable gift of the holder’s Class B Common Stock by first converting the shares into Class A Common Stock, which will then be free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock or exchange shares of Class A Common Stock owned by them for the Class B Common Stock proposed to be converted.

ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert S. Ball, John D. Carter, Jill Schnitzer Edelson, William A. Furman, Judith A. Johansen, Mark L. Palmquist, Scott Lewis, Kenneth M. Novack, Jean S. Reynolds, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees, other than Ms. Johansen and Mr. Palmquist, are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

Name and Year First Became Director	Business Experience	Age
Robert S. Ball 1993	Director of the Company since September 1993. From 1982 to 2005, he was a partner in the Portland, Oregon law firm of Ball Janik LLP. In July 2005, he became Senior Counsel to Ball Janik LLP.	64
John D. Carter 2005

President and Chief Executive Officer of the Company since May 2005. From 2002 to May 2005, Mr. Carter was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, as well as other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary, and other operating groups. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is a director of Northwest Natural Gas Company, FLIR Systems, Inc., and Kuni Automotive in the U.S. In the United Kingdom, he serves as a director of London & Continental Railways and, until December 2005, served as a director of Cross London Rail Links.
		59

Jill Schnitzer Edelson 2005	Director of the Company since July 2005. Ms. Schnitzer Edelson was a business development manager for Sarcos, Inc. from 1990 to 1992 and a consultant with Booz, Allen & Hamilton from 1985 to 1987.	42
William A. Furman 1993	Director of the Company since September 1993. Mr. Furman serves as chairman of the Company’s Nominating and Corporate Governance Committee. Since 1981, he has been President, Chief Executive Officer and a director of The Greenbrier Companies of Portland, Oregon, a publicly held company engaged in manufacturing, marketing and leasing of railcars and other equipment.	60
Judith A. Johansen	President and Chief Executive Officer of PacifiCorp, an electric utility, since December 2001. Ms. Johansen joined PacifiCorp in December 2000 as Executive Vice President of Regulation and External Affairs. She is a director of ScottishPower plc.	47
Scott Lewis 1998	Director of the Company since 1998. Mr. Lewis is currently a principal in and an environmental design consultant with Brightworks Northwest LLC. He was the former Chief Executive Officer of Help1.com, a business development executive with Conversational Computing Corporation, President of Sora Corporation, and an information technology consultant.	46
Kenneth M. Novack 1991	Director of the Company since 1991 and Chairman since May 2005. Mr. Novack has been Chief Executive Officer of Schnitzer Investment Corp. (SIC) since January 2002 and Chairman of the Board of SIC since 2004. He was President of SIC from 1991 until 2002. Mr. Novack is currently the Chairman of the Board for Liberty Shipping Group and was Chairman of the Board for Lasco Shipping Co. He was an Executive Vice President of the Company from 1991 until 2003.	59
Mark L. Palmquist	Executive Vice President and Chief Operating Officer, Grains and Foods, of CHS Inc., a large integrated agricultural company, since 2000. Mr. Palmquist joined CHS in 1979 and has held a series of management positions of increasing responsibility with CHS.	48
Jean S. Reynolds 1993	Director of the Company since September 1993. She was previously a marketing and efficiency consultant.	56
Ralph R. Shaw 1993	Director of the Company since September 1993. Mr. Shaw serves as Chairman of the Company’s Compensation Committee and Audit Committee. Mr. Shaw is President of Shaw Management, Inc., a financial services and venture capital firm. Mr. Shaw is also a director of Rentrak Corporation and Tax-Free Trust of Oregon, a series of The Cascades Trust.	67

Jill Schnitzer Edelson and Jean S. Reynolds are first cousins; Scott Lewis is the son of a first cousin of Ms. Edelson and Ms. Reynolds; and Kenneth M. Novack is married to a first cousin of Ms. Edelson and Ms. Reynolds.

Board of Directors Independence, Committees and Nominations

The Board of Directors has determined that Robert Ball, William Furman and Ralph Shaw are “independent directors” as defined in Nasdaq rules, that Judith Johansen and Mark Palmquist will qualify as independent directors upon their election, and has not determined that any other director qualifies as an independent director. Although the Nasdaq rules generally require Nasdaq-listed companies to have a board of directors comprised of a majority of independent directors, a “controlled company” is exempt from this requirement. The Schnitzer family members who are parties to the Schnitzer Trust are a group of shareholders who collectively hold more than 50% of the voting power of the Company and, accordingly, the Company is an exempt controlled company. The Company is actively recruiting an additional independent director and expects to have a majority of its Board be independent directors as defined by Nasdaq rules not later than the end of fiscal 2006. The independent directors hold regularly scheduled meetings at which only independent directors are present.

The Company’s Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee, each of which has a written charter adopted by the Board of Directors, copies of which are posted on the Company’s website at www.schnitzersteel.com. Robert Ball, William Furman, and Ralph Shaw, who have all been determined to be independent directors, are the three members of all three of these committees. The Board of Directors has also determined that each of these directors meets all additional independence and financial literacy requirements for Audit Committee membership under Nasdaq rules, and has determined that Mr. Shaw is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Company anticipates that any additional independent directors will serve on one or more of the foregoing committees.

The principal functions of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of its financial statements, to appoint, compensate, retain and oversee the independent auditors, to review and approve all audit and non-audit services performed by the independent auditors, and to discuss the results of the audit with the independent auditors.

The Compensation Committee administers the Company's 1993 Stock Incentive Plan and other compensation programs, and determines the compensation for executive officers of the Company.

The Nominating and Corporate Governance Committee identifies, selects and recommends individuals qualified to become Board members, and develops and recommends corporate governance guidelines. The Nominating and Corporate Governance Committee’s charter provides that for so long as the Schnitzer Trust holds shares with a majority of the votes in the election of directors, the Committee will recommend for nomination as directors four qualified Schnitzer family representatives requested by the trustees of the Schnitzer Trust. Jill Schnitzer Edelson, Scott Lewis, Kenneth M. Novack and Jean S. Reynolds are the Schnitzer family representatives. The Committee will otherwise identify potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and shareholder recommendations. The Committee also may, in its discretion, engage director search firms to identify candidates. In 2005, the Committee engaged Russell Reynolds Associates to identify and assist in evaluating potential candidates. This assistance included interviewing and performing background checks on identified candidates and then providing the Nominating and Corporate Governance Committee with a list of potential nominees. The search firm recommended a slate of highly qualified candidates, from which the Committee selected Judith A. Johansen and Mark L. Palmquist as nominees. Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by submitting a written recommendation to the committee, c/o Richard C. Josephson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. The recommendation should include the candidate’s name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected. In assessing potential candidates, the Committee considers the composition of the Board as a whole and the character, background and professional experience of each potential candidate. In its evaluation of potential candidates, the Committee considers the following factors: qualification as an “independent director;” character, integrity and mature judgment; accomplishments and reputation in the business community; knowledge of the Company’s industry or other industries relevant to the Company’s business; specific skills such as financial expertise needed by the Board; inquisitive and objective perspective; commitment and ability to devote time and effort to Board responsibilities; and diversity of viewpoints and experience. In considering recommendations regarding the re-nomination of incumbent directors, the Committee also takes into account the performance of such persons as directors, including the number of meetings attended and the level and quality of participation, as well as the value of continuity and knowledge of the Company gained through Board service. The Nominating and Corporate Governance Committee meets to discuss and consider the qualifications of each potential new director candidate, whether recommended by shareholders or identified by other means, and determines by majority vote whether to recommend such candidate to the Board of Directors. The final decision to either elect a candidate to fill a vacancy between Annual Meetings or include a candidate on the slate of nominees proposed at an Annual Meeting is made by the Board of Directors.

Shareholders desiring to communicate directly with the Board of Directors, or with any individual director, may do so in writing addressed to the intended recipient or recipients, c/o Richard C. Josephson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. All such communications will be reviewed and forwarded to the designated recipient or recipients in a timely manner.

During fiscal 2005, the Board of Directors held 13 meetings, the Audit Committee held 26 meetings, the Compensation Committee held 10 meetings, and the Nominating and Corporate Governance Committee held five meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served. The Company encourages all directors to attend each annual meeting of shareholders, and all directors attended the 2005 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of each person who served as the Company's Chief Executive Officer during fiscal 2005, each other person serving as an executive officer of the Company as of August 31, 2005 whose total salary and bonus exceeded $100,000 in fiscal 2005, and two former executive officers who were among the most highly compensated executive officers in fiscal 2005 (hereinafter referred to as the Named Executive Officers):

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (3)	Other	Awards Securities Underlying Options (4)	All Other Compensa- tion (5)
John D. Carter (1)	2005	$143,077			92,000	$ 4,292
President and	2004
Chief Executive Officer	2003
Robert W. Philip (1) (2)	2005	$494,846	$2,644,228		67,500	$ 9,450
Former Chairman, President	2004	$575,000	$1,138,214			$ 9,225
and Chief Executive Officer	2003	$554,808	$ 836,219		195,000	$ 9,000
Gary Schnitzer (2)	2005	$354,249	$ 380,365		25,000	$ 9,450
Executive Vice President	2004	$335,563	$ 323,616			$ 9,225
	2003	$314,532	$ 226,261		100,650	$ 9,003
Jay Robinovitz	2005	$245,567	$ 204,097		10,000	$ 10,254
Vice President	2004	$219,265	$ 151,292			$ 9,432
	2003	$176,761	$ 83,977		10,500	$ 7,561
Kelly E. Lang	2005	$191,902	$ 180,945		10,000	$ 9,057
Vice President	2004	$183,100	$ 145,985			$ 8,575
	2003	$176,395	$ 106,436		10,500	$ 8,011
Barry A. Rosen (1) (2)	2005	$298,809	$ 579,220			$ 8,800
Former Vice President, Finance	2004	$348,468	$ 307,496			$ 9,225
and Chief Financial Officer	2003	$261,572	$ 197,314		80,169	$ 9,000
Kurt C. Zetzsche (1)	2005	$ 80,105	$ 419,298			$ 2,117
Former President, Cascade	2004	$281,150	$ 294,952			$ 20,000
Steel Rolling Mills, Inc.	2003	$281,663	$ 164,792		87,036	$ 20,666

(1)	Mr. Carter joined the Company in May 2005 upon Mr. Philip’s resignation. Mr. Rosen retired in June 2005 and Mr. Zetzsche retired in November 2004.
(2)
The amounts in the table do not include the amounts of salary and bonus separately paid by other Schnitzer family companies to these officers through a reimbursement arrangement under the Shared Services Agreement. In fiscal 2004, Barry Rosen’s responsibilities to the other Schnitzer family companies were assumed by a newly appointed chief financial officer of those companies. Thus, in fiscal 2004, Mr. Rosen dedicated more time to the Company and the Company began paying for the portion of his salary previously paid for by the other companies.

(3)
The Company’s EVA bonus plan is described under “Report of Compensation Committee on Executive Compensation - Annual Bonuses” below. Actual bonus payouts for fiscal 2005 under the EVA bonus plan are included in the above table. The actual 2005 bonuses for Mr. Philip, Mr. Zetzsche and Mr. Rosen include $1,418,406, $252,831 and $299,220, respectively, representing the accumulated balances of their EVA bonus banks, which were paid to them, in accordance with provisions of the Company’s EVA bonus plan, as a result of their retirements from the Company in fiscal 2005.

(4)	Options awarded have been adjusted to reflect the two-for-one stock split on August 14, 2003 and the three-for-two stock split on March 25, 2004.
(5)	For fiscal years 2005, 2004, and 2003, All Other Compensation consists entirely of Company contributions to the Company's Salary Deferral Plan.

Stock Option Grants in Last Fiscal Year

The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in the fiscal year ended August 31, 2005.

INDIVIDUAL GRANTS
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted(1)	Fiscal Year(3)	Per Share	Date	5%	10%
John D. Carter	92,000	33.9%	$ 25.11	7/6/15	$1,452,822	$3,681,736
Robert W. Philip	67,500	24.8%	$ 28.41	10/18/14	$1,206,016	$3,056,280
Gary Schnitzer	25,000	9.2%	$ 28.41	10/18/14	$ 446,672	$1,131,956
Jay Robinovitz	10,000	3.7%	$ 28.41	10/18/14	$ 178,669	$ 452,782
Kelly E. Lang	10,000	3.7%	$ 28.41	10/18/14	$ 178,669	$ 452,782
Barry Rosen	—(3)	—	—	—	—	—
Kurt C. Zetzsche	— (3)	—	—	—	—	—

(1)
Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable for 20% per year over the five-year period starting on June 1, 2004, except for the options granted to Mr. Carter. Of Mr. Carter’s options, 73,500 become exercisable for 20% per year over the five-year period starting on June 1, 2005, and 18,500 become exercisable on May 19, 2006;

(2)
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term;

(3)	Mr. Zetzsche retired from the Company in November 2004 and Mr. Rosen retired in June 2005. No options were granted to these Named Executive Officers in October 2004 given their impending retirement.

Equity Compensation Plan Information

The following table provides information as of August 31, 2005 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,016,671	$12.58	3,077,891
Equity compensation plans not approved by security holders	—	—	—
Total	1,016,671	$12.58	3,077,891

(1)	Consists entirely of shares of Class A Common Stock authorized for issuance under the Company’s 1993 Stock Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 2005 by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in the Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Carter	—	—	—	92,000	—	$ 321,180

Robert W. Philip	50,000	$1,477,334	252,477	—	$5,472,131	—

Gary Schnitzer	14,172	$ 368,235	19,074	85,390	$ 412,812	$1,265,863

Jay Robinovitz	—	—	9,525	23,950	$ 204,915	$ 272,370

Kelly E. Lang	—	—	14,525	23,950	$ 305,285	$ 272,370

Barry A. Rosen (2)	20,000	$ 593,403	94,709	—	$2,039,750	--

Kurt C. Zetzsche	12,255	$ 278,373	—	—	—	—

(1)	Aggregate value of shares covered by in the money options at August 31, 2005, less the aggregate exercise price of such options.
(2)
Mr. Rosen transferred certain options to his former spouse during the year ended August 31, 2003. The information shown in this table for Mr. Rosen includes the following related to the former spouse: 19,630 exercisable but unexercised options at fiscal year-end and $439,013 in value of unexercised in the money exercisable options at fiscal year-end.

Defined Benefit Retirement Plans

Pension Retirement Plan. The Company's Pension Retirement Plan (the Plan) is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). Certain non-union employees of the Company and other Schnitzer family companies are eligible to participate in the Plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each Plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 60 (except age 65 for Gary Schnitzer) and no increase in annual compensation from current levels, John Carter, Gary Schnitzer, Jay Robinovitz, and Kelly E. Lang would receive annual benefits for life of $24,000, $71,000, $64,000, and $66,000, respectively. Robert W. Philip and Barry A. Rosen, both of whom retired from the Company in fiscal 2005, will receive annual benefits for life of $57,000 and $59,000, respectively.

Supplemental Executive Retirement Bonus Plan. The Supplemental Executive Retirement Bonus Plan (the Supplemental Plan) was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The Supplemental Plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with certain limitations on bonuses to be included, with the target benefit subject to an inflation-adjusted limit equal to $223,026 in 2005. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the Supplemental Plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age 60. The following table shows the estimated annual target benefits under the Supplemental Plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the Supplemental Plan) with various levels of pay and service, based on the 2005 value for the inflation-adjusted cap.

Highest Consecutive Five-Year Average Qualifying Compensation	Credited Years of Service(1)
	10	15	20	25
$200,000	$52,000	$ 78,000	$104,000	$130,000
$250,000	$65,000	$ 97,500	$130,000	$162,500
$300,000	$78,000	$117,000	$156,000	$195,000
$350,000	$89,210	$133,816	$178,421	$223,026
$400,000	$89,210	$133,816	$178,421	$223,026

(1)	The target benefits are subject to certain reductions as set forth in the foregoing paragraph.

As of December 31, 2004 Gary Schnitzer had 40 years of service and highest consecutive five-year average qualifying compensation of $393,000. Robert W. Philip and Barry A. Rosen, both of whom retired during fiscal 2005, had 33 and 23 years of service, respectively, and highest consecutive five-year average qualifying compensation of $850,000 and $401,000, respectively. No other current executive officers are eligible under the Supplemental Plan. The retirement benefits in the above table do not include benefits payable to Mr. Schnitzer, Mr. Philip and Mr. Rosen under the supplemental executive retirement plan of Schnitzer Investment Corp. in recognition of services provided to other companies controlled by the Schnitzer family.

Employment Agreements
In fiscal 2004, Barry A. Rosen advised the Company of his intention to retire as of August 31, 2004. To induce Mr. Rosen to remain as Chief Financial Officer of the Company for a transition period, the Company entered into an Employment Agreement with Mr. Rosen in August 2004. Under this agreement, Mr. Rosen continued as the Company’s Chief Financial Officer through June 2, 2005. Mr. Rosen received his base salary during the remainder of his employment, but did not participate in the Company’s EVA Bonus Plan for fiscal 2005 and did not receive a stock option grant along with other officers in October 2004. In lieu of receiving the balance of his EVA bonus bank after his retirement and after giving effect to fiscal 2005 EVA results as provided in the EVA Bonus Plan, the agreement provided for the payout of his $299,220 EVA bonus bank on November 30, 2004. The agreement also provided for the payment to Mr. Rosen of a $280,000 retention bonus on November 30, 2004. Because Mr. Rosen remained employed through June 2, 2005, the agreement provided that all of his unvested stock options accelerated and became fully exercisable.

Director Compensation
Directors who are not employees of the Company receive an annual fee of $35,000 plus $1,200 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting and are reimbursed for expenses incurred attending Board and committee meetings. The Audit, Compensation, and Nominating and Corporate Governance Committee chairs receive an annual retainer of $5,000. In 2004, the directors began participation in the Company’s 1993 Stock Incentive Plan. In June 2005, each non-employee director at that time was granted an option for 4,500 shares, with an exercise price of $22.95 per share. These options will vest 20% annually over five years and have a term of ten years. As additional compensation for service as Chairman of the Board, Kenneth M. Novack was granted an option on July 6, 2005 for 21,250 shares at $25.11 per share with a ten-year term and vesting 100% on July 6, 2006. Beginning in 2006, in lieu of annual option grants for 4,500 shares, each non-employee director will receive an annual grant of restricted stock with a value equal to $87,500, vesting 20% annually over five years.

CERTAIN TRANSACTIONS

The Company is controlled by members of the Schnitzer family. The Schnitzer family also controls other companies including: Schnitzer Investment Corp. (SIC), engaged in the real estate business; Liberty Shipping Group LLC (LSGLLC) and its manager LSGGP LLC (LSGGP), engaged in the ocean shipping business; and Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands.

The Company’s Portland, Oregon metals recycling facility has operated on property leased from SIC, a related party, since 1972. The term of the lease extended to 2063, with annual rent of approximately $1.8 million subject to periodic adjustment. In 2004, SIC began marketing the property for sale. Because the Company deemed the location of the property to be strategic to its operations, the Company purchased the property in May 2005 for $20 million. The transaction was approved by the Company’s Audit Committee in accordance with the Company’s policy on related party transactions.

The Company leases its administrative offices from SIC under operating leases. The leases expire in 2013 and current annual rent is $0.4 million. Lease amendments have been signed under which, upon completion of tenant improvements, one lease will be terminated, the leased premises under the other lease will be increased, annual rent will accordingly increase to $0.5 million and the lease term will be extended to 2015.

During 2005, the Company provided management and administrative services to, and in some cases received services from, SIC, LSGLLC, LSGGP, and IECO pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. Starting in fiscal 2005 and continuing into fiscal 2006, the Company and these related parties have reduced or ceased the sharing of services in a number of areas as part of a process expected to eliminate substantially all of the sharing of services among the companies in fiscal 2006. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits and bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and to cover capital employed. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. Net charges by the Company to the related parties under the agreement in fiscal 2005 totaled $0.5 million.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer family companies require the approval of the Audit Committee.

The Company’s Articles of Incorporation and Bylaws obligate the Company to indemnify current or former directors and officers to the fullest extent not prohibited by law, and further obligate the Company to advance expenses incurred in defending any pending or threatened proceeding to any such person who undertakes to repay such expenses if it is ultimately determined by a court that the person is not entitled to be indemnified. In connection with the pending investigations by the Company’s Audit Committee, the Securities and Exchange Commission and the U.S. Department of Justice into the Company’s past practice of making improper payments to purchasing managers of customers in Asia, Robert W. Philip, the Company’s former Chairman, President and Chief Executive Officer, has requested advancement of expenses and has provided the required undertaking. During fiscal 2005, the Company advanced $410,864 for legal expenses of Mr. Philip in this matter.

Thomas D. Klauer, Jr., President of the Company’s Pick-N-Pull Auto Dismantlers subsidiary, is the sole shareholder of a corporation that is the 25% minority partner in a partnership with the Company that operates four Pick-N-Pull stores in Northern California. Mr. Klauer’s 25% share of the profits of this partnership totaled $1,566,815 in fiscal 2005. Mr. Klauer also owns the property at one of these stores which is leased to the partnership under a lease providing for annual rent of $213,000, subject to annual adjustments based on the Consumer Price Index, and a term expiring in December 2010. The partnership has the option to renew the lease, upon its expiration, for a five-year period.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of three outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s compensation policies and programs. In addition, the Committee determines the levels of compensation to be paid to executive officers and has sole responsibility for the administration of, and the grant of stock options and other awards under, the Company’s 1993 Stock Incentive Plan, as amended.

The objectives of the Company’s executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate financial performance and long-term equity compensation.

Base Salary

The Company’s salary revisions generally become effective in June of each year. For purposes of determining the executive officers’ salaries effective June 2005, the Committee considered the improvement in the Company’s results in relation to the Company’s peers, the metals recycling and steel industries in general, economic conditions and executive performance.

Annual Bonuses

During fiscal 2001, the Company adopted the Schnitzer Steel Industries, Inc. Economic Value Added Bonus Plan (the Plan). The Plan provides for cash awards based on Company performance measured by Economic Value Added (EVA®). EVA is a measure of adjusted operating profit after deductions for income taxes and the estimated weighted average cost of the Company’s debt and equity capital. The EVA bonus plan is based on three key concepts: 1) an individual’s target bonus, 2) a bonus multiple based on the calculated variance from expected EVA, which is based upon the prior year’s actual EVA plus a pre-determined improvement factor and 3) an individual’s bonus bank. Target bonuses are stated as a percentage of the annual salary for each executive officer. The target bonuses for the executive officers were developed in part from recommendations of the consultants engaged to assist the Company in implementing the Plan. The expected EVA improvement from year to year is a fixed amount that is adjusted only when significant changes in the Company’s capital structure or business occur or during periodic plan recalibrations. The executive officers’ bonus declarations under the Plan will be greater than their stated target bonuses if the Company’s EVA exceeds the predetermined EVA, i.e., the prior year’s EVA plus the expected EVA improvement. Likewise, bonus declarations will be lower than the target, and can be negative, if the Company’s EVA results are less than the expected EVA. Positive bonus declarations are limited to 300% of target, and negative bonus declarations are limited to 100% of target, except that these limits do not apply to executives of the Company’s steel manufacturing subsidiary. Under the Plan, bonus declarations for individuals are credited to their bonus banks. The bonus actually paid to an individual for a fiscal year is equal to the amount of the bonus bank balance, up to the target bonus for that fiscal year, plus one-third of the bonus bank balance in excess of the target bonus. If the bonus bank balance is negative, up to 50% of any positive bonus declaration is applied to reduce the negative balance, with the remainder of the positive bonus declaration being paid currently. Bonuses may be based on the performance of specified EVA centers and/or the consolidated EVA results of the Company. The EVA centers represent various geographic areas or divisions within the Company. While the EVA bonuses for certain executive officers are based solely on the consolidated EVA results of the Company, other officers’ bonuses are based partially on the results of the EVA center for which they have primary responsibility and partially on the consolidated EVA results of the Company.

The bonus amounts paid to the Named Executive Officers under the Plan for fiscal 2005 are shown in the Summary Compensation Table.

Long-term Equity Compensation

Historically, the stock option program has been the Company’s principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and typically have a term of 10 years.

The Committee has implemented an annual option grant program. Annual awards to executive officers are normally made based on grant guidelines expressed as a percentage of salary.

Beginning in fiscal 2006, the Company is broadening its equity compensation program to include performance-based long-term incentive awards payable in Class A Common Stock, subject to shareholder approval at this Annual Meeting of proposed amendments to the Company’s 1993 Stock Incentive Plan. See “Approval of Amendment of the 1993 Stock Incentive Plan.” These new awards are designed to focus executives on the achievement of long-term objective Company performance goals established by the Committee, and vest only to the extent those performance goals are met. The initial long-term incentive awards cover a three-year performance period of fiscal 2006-2008, and the Committee intends to make annual awards covering future three-year performance periods.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid in any year to any of its most highly compensated officers who were employed on the last day of the year. In the past, the levels of salary and bonus paid by the Company have not exceeded this limit. In 2003 and 2004, due to the Company’s exceptional financial performance, the salary and bonus paid to Mr. Philip exceeded $1,000,000. Because Mr. Philip retired during fiscal 2005, all compensation paid to him for fiscal 2005 was fully deductible. To address future deductibility of bonus compensation under Section 162(m), the Board of Directors adopted, and the shareholders approved in 2005, the Executive Annual Bonus Plan pursuant to which bonus compensation may qualify as performance-based compensation not subject to the $1,000,000 cap on deductibility. No awards have been made under the Executive Annual Bonus Plan. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s current policy generally to grant options that meet the requirements of the IRS regulations. In addition, the new long-term incentive awards are intended to qualify as performance-based compensation not subject to the $1,000,000 cap on deductibility.

Chief Executive Officer Compensation

For the period May 19, 2005 through December 31, 2005, Mr. Carter was paid a base salary at a rate of $600,000 per year. Mr. Carter has agreed to a new three-year period of employment commencing January 1, 2006, and will be paid an initial base salary of $750,000 per year starting January 1, 2006. He also received two stock option grants in July 2005. One option to purchase 18,500 shares of Class A Common Stock will become exercisable on May 19, 2006. The other option to purchase 73,500 shares of Class A Common Stock shall become exercisable for 20% of the shares on each of the first five anniversaries of June 1, 2005.

Mr. Philip was paid a base salary of $575,000 in fiscal 2005. When setting the base salary, the Committee took into account the following:

•	Comparison of base salaries, perquisites and incentives for Chief Executive Officers of peer companies,
•	The Company’s improving financial performance,
•	The assessment by the Committee of Mr. Philip’s individual performance and contributions, and
•	Current economic conditions.

The Committee believes that the annual base salaries of Mr. Carter and Mr. Philip fall within the competitive range of salaries for similar positions at similar companies.

Mr. Philip’s participation in the EVA-based bonus plan for the last fiscal year was tied to the Company’s achievement of pre-established EVA target levels. The Company’s fiscal 2005 EVA performance was significantly higher than the pre-established target resulting in an EVA bonus of $1,225,822. In addition, Mr. Philip received a payout of the accumulated balance of his $1,418,406 EVA bonus bank, in accordance with the provisions of the Company’s EVA bonus plan, as a result of his retirement in fiscal 2005.

COMPENSATION COMMITTEE

Ralph R. Shaw, Chair
Robert S. Ball
William A. Furman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent auditors the matters required to be communicated by SAS 61.

•
Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors’ independence.

•
Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

•
Commenced and is conducting an independent investigation into the Company’s past practice of making improper payments to the purchasing managers of customers in Asia in connection with export sales of recycled ferrous metals. For more information about the independent investigation, including information regarding cooperation by the Company, including the Audit Committee, with the U.S. Department of Justice (DOJ) and the Securities and Exchange Commission (SEC) and the Company’s receipt from the SEC of a formal order of investigation on August 23, 2005, see “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2005.

AUDIT COMMITTEE

Ralph R. Shaw, Chair
Robert S. Ball
William A. Furman

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Iron and Steel Industry Group Index for the period commencing on August 31, 2000 and ending on August 31, 2005. The graph assumes that $100 was invested in the Company's Common Stock and each index on August 31, 2000, and that all dividends were reinvested.

	8/31/00	8/31/01	8/31/02	8/31/03	8/31/04	8/31/05
Schnitzer Steel Industries, Inc.	100.00	89.38	131.47	347.81	592.59	604.49
Standard & Poors 500 Index	100.00	75.61	62.01	69.49	77.45	87.17
Standard & Poors Steel Index	100.00	118.01	107.34	113.70	193.97	253.78

APPROVAL OF AMENDMENT OF THE 1993 STOCK INCENTIVE PLAN

The Company maintains the 1993 Stock Incentive Plan, as amended (the Plan), for the benefit of its employees and others who provide services to the Company. Historically, the Company has relied on stock options to provide equity incentives to officers and employees. To provide more competitive compensation arrangements, particularly for executive officers, the Board of Directors believes that the Company’s equity compensation program should be broadened to include performance-based long-term incentive awards payable in Company stock. Although stock awards are currently authorized under the Plan, those awards are not eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Tax Consequences.” The Board believes that the Plan should be amended to permit full deductibility by the Company of amounts paid under performance-based awards. Accordingly, on November 18, 2005, the Board adopted amendments to the Plan, subject to shareholder approval, providing for grants of performance-based awards under the Plan. In addition, the Board adopted an amendment to the Plan, subject to shareholder approval, to increase the per-employee limit on grants of options and stock appreciation rights under the Plan from 100,000 shares to 150,000 shares annually. Subject to shareholder approval, the Compensation Committee has approved initial performance-based awards under the Plan. See “New Plan Benefits.”

This proposal does not include any increase in the number of shares reserved for issuance under the Plan. Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Exhibit A.

Description of the Plan

Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are nonemployee consultants and advisors to the Company.

Shares Reserved. A total of 7,200,000 shares of Class A Common Stock have previously been approved for issuance under the Plan. As of August 31, 2005, options for 1,016,671 shares were outstanding and 3,077,891 shares remained available for future grants under the Plan.

Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the Committee), which designates from time to time the individuals to whom awards are made under the Plan, the amount of any such award and the price and other terms and conditions of any such award. Subject to the provisions of the Plan, the Committee may adopt and amend rules and regulations relating to the administration of the Plan. Only the Board of Directors may amend, modify or terminate the Plan.

Term of the Plan. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

Stock Options. The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option (ISO), as defined in Section 422 of the Code, or an option other than an ISO (a Non-Statutory Stock Option or NSO). If the option is an ISO, the option price cannot be less than the fair market value of the Class A Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Class A Common Stock on the date of grant. If the option is an NSO, the option price may be any price determined by the Committee, although the Committee’s general practice is and has been to grant all NSOs with an exercise price of at least 100% of the fair market value of the Class A Common Stock on the date of grant. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options.

Options granted under the Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death, disability or retirement or 30 days following termination for any other reason. The Plan provides that the committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from the Company, or, with the consent of the Committee, in whole or in part, in shares of Class A Common Stock valued at fair market value, in restricted stock, in performance-based awards or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes, or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Class A Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Class A Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Plan.

Stock Bonus Awards. The Committee may award Class A Common Stock of the Company as a stock bonus under the Plan. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. No stock bonuses have been granted under the Plan.

Restricted Stock. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Committee may determine. No restricted stock has been granted under the plan.

Cash Bonus Rights. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares sold or previously sold under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Committee but may in no event exceed 75%. Bonus rights granted in connection with stock bonuses or restricted stock purchases entitle the recipient to a cash bonus, in an amount determined by the Committee, at the time the stock is awarded or purchased, or at such time as any restrictions to which the stock is subject lapse. No bonus rights have been granted under the plan.

Performance-Based Awards. The Committee may grant performance-based awards denominated either in Class A Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: economic value added (adjusted operating income less a capital charge), number of retail locations with positive economic value added, man hours per ton, net income, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, revenues, sales volume, production volume, gross margin, gross margin per ton (or other unit of weight or volume), operating income, operating income per ton (or other unit of weight or volume), income before income taxes, earnings before interest, taxes, depreciation and amortization (EBITDA), inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based awards may be paid in cash or Class A Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied. No participant may be granted in any fiscal year performance-based awards denominated in Class A Common Stock under which the aggregate amount payable under the awards exceeds the equivalent of 100,000 shares or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $2,000,000. The payment of a performance-based award in cash will not reduce the number of shares reserved under the Plan.

Changes in Capital Structure. The Plan provides that if the outstanding Class A Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options and SARs, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and SARs in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

Tax Consequences

Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the ISO. The amount by which the market value of shares issued upon exercise of an ISO exceeds the exercise price, however, is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is generally realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of that bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

Section 162(m) of the Code, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted. Approval of this proposal will constitute approval of an increase in the per-employee limit under the Plan. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Class A Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the plan meet certain requirements. One of these requirements is that shareholders approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the proposed amended Plan. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

New Plan Benefits

Subject to shareholder approval of the proposed amendments to the Plan, on November 29, 2005 the Committee made performance-based awards under the Plan, which are summarized in the following table:

	1993 Stock Incentive Plan (1)
		Number of Shares
Name and Position	Performance Period	Threshold	Target	Maximum
John D. Carter President and Chief Executive Officer	Fiscal 2006-2008	2,753	11,010	23,855
Gary Schnitzer Executive Vice President	Fiscal 2006-2008	1,285	5,138	10,276
Jay Robinovitz Vice President	Fiscal 2006-2008	551	2,202	4,404
Kelly E. Lang Vice President	Fiscal 2006-2008	551	2,202	4,771
Current executive officers as a group (11 persons)	Fiscal 2006-2008	12,573	50,279	108,447
Non-Executive Employee Group	Fiscal 2006-2008	10,232	40,886	87,191

(1)
The Committee established a series of performance targets based on the Company’s total shareholder return for the performance period relative to the S&P 500 Industrials (weighted at 50%), the operating income per ton of the Company’s Metals Recycling Business for the performance period (weighted at 16⅔%), the number of EVA positive stores of the Auto Parts Business for the last year of the performance period (weighted at 16⅔%), and the man hours per ton of the Steel Manufacturing Business for the performance period (weighted at 16⅔%), corresponding to award payouts ranging from 25% to 300% of the weighted portions of the target awards. For participants who work exclusively in one business segment, the awards are weighted 50% on the performance measure for their segment and 50% on total shareholder return. A participant generally must be employed by the Company on the October 31 following the end of the performance period to receive an award payout, although pro-rated awards will be paid if employment terminates earlier on account of death, disability, retirement, termination without cause after the first year of the performance period, or a sale of the Company or the business segment a participant works for. Awards will be paid in Common Stock as soon as practicable after the October 31 following the end of the performance period.

Vote Required to Approve the Plan

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the proposed Plan amendments. The Plan amendments will be approved if a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter are cast in favor of the Plan amendments. Abstentions have the same effect as “no” votes in determining whether the amendments are approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on this proposal. The proxies will be voted for or against the proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendments to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED PLAN AMENDMENTS.

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending August 31, 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Aggregate fees billed by the Company’s principal accountants, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$1,210,361	$353,600
Audit Related Fees (2)	—	68,906
Tax Fees (3)	288,150	163,550
All Other Fees	—	—
Total	$1,498,511	$586,056

(1)
Comprised of the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, and in fiscal 2005 the required audit of the Company’s internal control over financial reporting, as well as consents related to and reviews of other documents filed with the Securities and Exchange Commission.

(2)	Comprised of acquisition due diligence and consultations regarding internal controls and financial accounting and reporting.
(3)	Comprised of services for tax compliance, tax return preparation, tax advice and tax planning.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) which sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the above table as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2005 all of its officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements, except that the following individuals filed the indicated number of late reports and total number of late transactions: Jill Schnitzer Edelson - one late report with one late transaction; William A. Furman - three late reports filed simultaneously with respect to 35 late transactions; Robert and Rita Philip - one late report with one late transaction; Bryan Rosencrantz - one late report with one late transaction; Lois Schnitzer - one late report with one late transaction; and Gayle Romain - one late report with one late transaction.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 2007 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 29, 2006.

DISCRETIONARY AUTHORITY

Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

For the 2007 Annual Meeting of Shareholders, unless notice of a shareholder proposal to be raised at the meeting without inclusion in the Company's proxy materials is received by the Company at its principal office prior to November 12, 2006, proxy voting on that proposal at the Annual Meeting will be subject to the discretionary voting authority of the Company's designated proxy holders. If timely notice is received by the Company, the designated proxy holders may still have discretionary voting authority over the proposal depending upon compliance by the Company and the proponents with certain requirements set forth in rules of the Securities and Exchange Commission.

GENERAL

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

The Company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2005.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Richard C. Josephson
Secretary
December 27, 2005

EXHIBIT A

SCHNITZER STEEL INDUSTRIES, INC.
1993 STOCK INCENTIVE PLAN*

1.  Purpose. The purpose of this 1993 Stock Incentive Plan (the “Plan”) is to enable Schnitzer Steel Industries, Inc. (the “Company”) to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

2.  Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Class A Common Stock of the Company, and the total number of shares of Class A Common Stock that may be issued under the Plan shall not exceed 7,200,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance-based award [unit] granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance-based award [unit] shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3.  Effective Date and Duration of Plan.

(a)  Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a shareholders meeting at which a quorum is present. Options, stock appreciation rights and performance-based awards [units] may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b)  Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance-based awards [units] and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any outstanding performance-based awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.  Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

5.  Types of Awards; Eligibility. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance-based awards [units] as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an

NOTE: Matter that is bold and underscored is new; matter in [brackets and italics] is to be deleted.

important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 150,000 [100,000] shares of Class A Common Stock in any calendar year.

6.  Option Grants.

(a)  General Rules Relating to Options.

(i)  Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Committee may provide that an optionee who exercised an option with Class A Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

(ii)  Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(iii)  Nontransferability. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option to be on terms which permit transfer by the optionee to (A) the spouse, children or grandchildren of the optionee, including stepchildren and adopted children (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of Immediate Family Members, or (C) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (X) there may be no consideration for any transfer, (Y) the stock option agreement pursuant to which the options are granted or an amendment thereto must expressly provide for transferability in a manner consistent with this paragraph, and (Z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6(a)(v) and 13 the term “optionee” shall be deemed to refer to the transferee. The continued employment requirement of paragraph 6(a)(ii) and the events of termination of employment of paragraph 6(a)(iv) shall continue to be applied with respect to the original optionee, and following the termination of employment of the original optionee the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

(iv)  Termination of Employment or Service.

(A)  General Rule. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability, death or retirement as provided in subparagraphs 6(a)(iv)(B), (C) and (D), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(B)  Termination Because of Total Disability. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

(C)  Termination Because of Death. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(D)  Termination Because of Retirement. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of (1) normal retirement after reaching age 65, (2) early retirement after reaching age 55 and completing 10 years of service, or (3) early retirement after completing 30 years of service without regard to age, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(E)  Amendment of Exercise Period Applicable to Termination. The Committee, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

(F)  Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

(v)  Purchase of Shares. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee’s present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Class A Common Stock of the Company valued at fair market value, restricted stock, performance-based awards [units] or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Class A Common Stock provided in payment of the purchase price shall be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Class A Common Stock as shall be specified by the Committee. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Class A Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

(b)  Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

(i)  Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

(ii)  Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Class A Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(iii)  Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(iv)  Option Price. The option price per share shall be determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Class A Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Class A Common Stock as shall be specified by the Committee.

(v)  Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

(vi)  Conversion of Incentive Stock Options. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

(c)  Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

(i)  Option Price. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee.

(ii)  Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

7.  Stock Bonuses. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Committee, a recipient may deliver Class A Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.  Restricted Stock. The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee. All Class A Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Class A Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

9.  Stock Appreciation Rights.

(a)  Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

(b)  Exercise.

(i)  Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class A Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Class A Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Class A Common Stock valued at fair market value, in cash, or partly in Class A Common Stock and partly in cash, all as determined by the Committee.

(ii)  A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

(iii)  The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

(iv)  For purposes of this paragraph 9, the fair market value of the Class A Common Stock shall be the closing price of the Class A Common Stock as reported in The Wall Street Journal, or such other reported value of the Class A Common Stock as shall be specified by the Committee, on the trading day preceding the date the stock appreciation right is exercised.

(v)  No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

(vi)  Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(vii)  Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.

(viii)  Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

10.  Cash Bonus Rights.

(a)  Grant. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Committee may prescribe. Unless otherwise determined by the Committee, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

(b)  Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Committee but shall in no event exceed 75 percent.

(c)  Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Committee.

(d)  Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount and timing of payment of a cash bonus shall be determined by the Committee.

(e)  Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

11.  Performance-Based Awards. The Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder. Performance-based awards shall be denominated at the time of grant either in Class A Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in Class A Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-based awards shall be subject to the following terms and conditions:

(a)  Award Period. The Committee shall determine the period of time for which a Performance-based award is made (the “Award Period”).

(b)  Performance Goals and Payment. The Committee shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the performance-based award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: economic value added (adjusted operating income less a capital charge), number of retail locations with positive economic value added, man hours per ton, net income, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, revenues, sales volume, production volume, gross margin, gross margin per ton (or other unit of weight or volume), operating income, operating income per ton (or other unit of weight or volume), income before income taxes, earnings before interest, taxes, depreciation and amortization (EBITDA), inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a performance-based award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 11(d)). The Committee may establish other restrictions to payment under a performance-based award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

(c)  Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a performance-based award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the performance-based award.

(d)  Maximum Awards. No participant may be granted in any fiscal year Stock Performance Awards under which the maximum aggregate amount payable under the Awards exceeds the equivalent of 100,000 shares of Common Stock or Dollar Performance Awards under which the maximum aggregate amount payable under the Awards exceeds $2,000,000.

(e)  Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Class A Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

(f)  Effect on Shares Available. The payment of a performance-based award in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

[11. Performance Units. The Committee may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than 10 years. The goals established by the Committee may include earnings per share, return on shareholders’ equity, return on invested capital, and such other goals as may be established by the Committee. In the event that the minimum performance goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Committee. Payment of an award earned may be in cash or in Class A Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Committee determines. Deferred awards shall earn interest on the terms and at a rate determined by the Committee. Unless otherwise determined by the Committee, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.]

12.  Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

13.  Changes in Capital Structure. If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 13 or in lieu of having the options and stock appreciation rights continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

14.  Corporate Mergers, Acquisitions, etc. The Committee may also grant options, stock appreciation rights, performance-based awards [units], stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance-based awards [units] granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

15.  Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

16.  Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class A Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

17.  Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

18.  Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Class A Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

SCHNITZER STEEL INDUSTRIES, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Monday, January 30, 2006
8:00 a.m.

Multnomah Athletic Club
1849 SW Salmon Street
Portland, Oregon 97205

Schnitzer Steel Industries, Inc. P.O. Box 10047 Portland, Oregon 97296-0047	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 30, 2006.

The shares of stock of Schnitzer Steel Industries, Inc. that you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees in Item 1 and “FOR” Item 2.

By signing the proxy, you revoke all prior proxies and appoint John D. Carter and Gregory J. Witherspoon, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ☐☐☐ EASY ☐☐☐ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 27, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/schn/ — QUICK ☐☐☐ EASY ☐☐☐ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on January 27, 2006.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Schnitzer Steel Industries, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Robert S. Ball 02 John D. Carter 03 Jill Schnitzer Edelson 04 William A. Furman 05 Judith A. Johansen	06 Scott Lewis 07 Kenneth M. Novack 08 Mark L. Palmquist 09 Jean S. Reynolds 10 Ralph R. Shaw	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of proposed amendments to the 1993 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	The proxies may vote in their discretion as to other matters which may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.